EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

News Release No.: 06-12

Release Date: June 6, 2006

Associated Estates Realty Corporation Reaffirms Full Year 2006

Earnings Guidance

Cleveland, Ohio - June 6, 2006 - Associated Estates Realty Corporation (AEC) today reaffirmed its FFO forecast of $0.98 to $1.02 per share for the year 2006, which excludes the effect of defeasance costs associated with the prepayment of debt. A reconciliation of expected net income applicable to common shares to FFO per share is as follows:

Expected net income	$0.92 to $0.96
Expected real estate depreciation and amortization	1.84
Expected adjustments to unconsolidated joint ventures	0.06
Expected defeasance costs on secured debt	1.35
Expected gains on disposition of properties	(3.19)
Expected FFO excluding defeasance costs	$0.98 to $1.02

The Company expects to report results for the second quarter ended June 30, 2006, on Thursday, July 27. A conference call to discuss results is planned for Thursday, July 27. Details regarding the conference call will be published in early July.

Safe Harbor Statement

This news release contains forward-looking statements based on current judgments and knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to vary from those projected, including but not limited to, expectations regarding the Company's 2006 performance, which are based on certain assumptions. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "expects," "projects," "believes," "plans," "anticipates," and similar expressions are intended to identify forward-looking statements. Investors are cautioned that the Company's forward-looking statements involve risks and uncertainty, that could cause actual results to differ from estimates or projections contained in these forward-looking statements, including without limitation the following: changes in the economic climate in the markets in which the Company owns and manages properties, including interest rates, the overall level of economic activity, the availability of consumer credit and mortgage financing, unemployment rates and other factors; risks of a lessening of demand for the multifamily units owned or managed by the Company; competition from other available multifamily units and changes in market rental rates; increases in property and liability insurance costs; changes in real estate taxes and other operating expenses (e.g., cleaning, utilities, repair and maintenance costs, insurance and administrative costs, security, landscaping, staffing and other general costs); changes in government regulations affecting properties the rents of which are subsidized and certain aspects of which are regulated by the United States Department of Housing and Urban Development ("HUD") and other properties owned by the Company; changes in or termination of contracts relating to third party management and advisory business; inability to renew current contracts with HUD for rent-subsidized properties at existing rents; weather and other conditions that might adversely affect operating expenses; expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, and real estate tax valuation reassessments or millage rate increases; inability of the Company to control operating expenses or achieve increases in revenues; the results of litigation filed or to be filed against the Company; changes in tax legislation; risks related to the Company's joint ventures; risks of personal injury claims and property damage related to mold claims because of diminished insurance coverage; catastrophic property damage losses that are not covered by the Company's insurance; risks associated with property acquisitions such as environmental liability, among others; changes in market conditions that may limit or prevent the Company from acquiring or selling properties; and risks related to the perception of residents and prospective residents as to the attractiveness, convenience and safety of the Company's properties or the neighborhoods in which they are located.

Company Profile

Associated Estates Realty Corporation, one of the largest multifamily property managers in the United States, is a real estate investment trust ("REIT"), headquartered in Richmond Heights, Ohio, a suburb of Cleveland. The Company directly or indirectly owns, manages or is a joint venture partner in 107 apartment communities containing a total of 22,213 units located in 11 states.

For more information, please contact: Barbara E. Hasenstab, Vice President of Investor Relations and Corporate Communications, by telephone at 216-797-8798 or e-mail at IR@aecrealty.com. This press release and other corporate information are available through the Company's web site on the Internet at www.aecrealty.com.